EXHIBIT 99.2

Release:          December 2, 2020

CP and Hapag-Lloyd extend rail transportation agreement; add Port of Saint John service

CALGARY – Today Canadian Pacific (NYSE: CP) (TSX: CP) and Hapag-Lloyd AG (XETR: HLAG) (FWB: HLG) announced they have extended their long-term rail service agreement to the end of 2025. Additionally, after successful calls to the Port of Saint John, N.B., this summer, Hapag-Lloyd will begin regular service via CP and this key Atlantic Canada port starting in 2021.

“It’s a special day when we get to announce the renewal of a contract with Hapag-Lloyd, our largest customer by volume and a world-class ocean carrier,” said CP President and Chief Executive Officer Keith Creel. “It’s through our network reach and disciplined execution of the precision scheduled railroading model that we can offer a caliber of service capable of winning our customers’ support in this way. With our expanded reach to the deep-water port at Saint John, we are proud to offer Hapag-Lloyd another reason to use our services.”

CP regained access to the Port of Saint John in June 2020 with the acquisition of the Central Maine & Quebec Railway and through connections with the Eastern Maine and New Brunswick Southern railways.

“The return of CP was a transformational development for our region,” said New Brunswick Premier Blaine Higgs. “This agreement with Hapag-Lloyd is another critical step for our province. Port Saint John offers a competitive advantage, and this will lead to more jobs and more investment in New Brunswick.”

CP also serves Hapag-Lloyd through ports at Vancouver and Montréal.

“Having Hapag-Lloyd call the Port of Saint John regularly is the first step in the port becoming a world-class gateway,” Creel said. “Through the Port of Saint John, CP enjoys about a 200-mile advantage over our competition into Montréal, Toronto and Chicago. This East Coast advantage bodes well for businesses in Atlantic Canada, customers across our network, and for the broader supply chain. We are only just starting to unlock the potential that exists at the Port of Saint John.”

Note on forward-looking information
This news release contains certain forward-looking information and forward-looking statements (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking information includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as "will", "anticipate", "believe", "expect", "plan", "should" or similar words suggesting future outcomes.
This news release contains forward-looking information relating, but not limited, to, our operations, priorities and plans, the anticipated timely performance by us and Hapag-Lloyd AG of our respective obligations, the anticipated timing and use of, and impacts and benefits to, the Port of Saint John by Hapag-Lloyd AG and the anticipated and future benefits of CP’s rail network from the Port of Saint John to businesses in Atlantic Canada, CP’s customers and the supply chain.
The forward-looking information contained in this news release is based on current expectations, estimates, projections and assumptions, having regard to CP's experience and its perception of historical trends, and includes, but is not limited to, expectations, estimates, projections and assumptions relating to: North American and global economic growth; commodity demand growth; agricultural production; commodity prices and interest rates; performance of our assets and equipment; applicable laws, regulations and government policies; the availability and cost of labour, services and infrastructure; the satisfaction by third parties of their obligations to CP; the anticipated impacts of the novel strain of coronavirus (and the disease known as COVID-19); and capital investments by third parties. Although CP believes the expectations, estimates, projections and assumptions reflected in the forward-looking information presented herein are reasonable as of the date hereof, there can be no assurance that they will prove to be correct. Current conditions, economic and otherwise, render assumptions, although reasonable when made, subject to greater uncertainty.
Undue reliance should not be placed on forward-looking information as actual results may differ materially from those expressed or implied by forward-looking information. By its nature, CP's forward-looking information involves inherent risks and uncertainties that could cause actual results to differ materially from the forward looking information, including, but not limited to, the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks associated with agricultural production, such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; trade restrictions or other changes to international trade arrangements; climate change; various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes; and the pandemic created by the outbreak of the novel strain of coronavirus (and the disease known as COVID-19) and resulting effects on economic conditions, the demand environment for logistics requirements and energy prices, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements" in CP's annual and interim reports on Form 10-K and 10-Q.
The forward-looking information contained in this news release is made as of the date hereof. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, or the foregoing assumptions and risks affecting such forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

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